Exhibit 99.2

Contact: Suzanne DuLong

Vice President Investor Relations

& Corporate Communications

Tel: (802) 882-2100

Investor.Services@GMCR.com

GREEN MOUNTAIN COFFEE ROASTERS, INC. DECLARES

THREE-FOR-ONE STOCK SPLIT

WATERBURY, VT (April 28, 2010) – Green Mountain Coffee Roasters, Inc. (NASDAQ: GMCR) today announced that its Board of Directors has approved a three-for-one stock split to be effected in the form of a stock dividend.

The Company will distribute two additional shares of its common stock for every one share of common stock to all shareholders of record at the close of business on Monday, May 10, 2010. The shares will be distributed on Monday, May 17, 2010 by the Company’s transfer agent, Continental Stock Transfer, so that the new shares issued will equal three times the pre-split number. The Company’s common stock will begin trading on a split-adjusted basis on Tuesday, May 18, 2010 at the Monday, May 17, 2010 closing price divided by three.

“This stock dividend allows us to share our success with our loyal shareholders and underscores our confidence in the strength of our Company and its prospects for the future,” said Larry Blanford, GMCR’s President and Chief Executive Officer. “We remain committed to building stockholder value by providing consumers with an extraordinary coffee experience while helping to make a positive difference in the world.”

About Green Mountain Coffee Roasters, Inc.

As a leader in the specialty coffee industry, Green Mountain Coffee Roasters, Inc. is recognized for its award-winning coffees, innovative brewing technology, and socially responsible business practices. GMCR’s operations are managed through two business units. The Specialty Coffee business unit produces coffee, tea and hot cocoa from its family of brands, including Tully’s Coffee®, Green Mountain Coffee®, Newman’s Own® Organics coffee and Timothy’s World Coffee®. The Keurig business unit is a pioneer and leading manufacturer of gourmet single-cup brewing systems. K-Cup® portion packs for Keurig® Single-Cup Brewers are produced by a variety of licensed roasters, including Green Mountain Coffee, Tully’s Coffee and Timothy’s. GMCR supports local and global communities by offsetting 100% of its direct greenhouse gas emissions, investing in Fair Trade Certified™ coffee, and donating at least five percent of its pre-tax profits to social and environmental projects. Visit www.gmcr.com for more information.

GMCR routinely posts information that may be of importance to investors in the Investor Relations section of its web site, including news releases and its complete financial statements, as filed with the SEC. GMCR encourages investors to consult this section of its web site regularly for important information and news. Additionally, by subscribing to GMCR’s automatic email news release delivery, individuals can receive news directly from GMCR as it is released.

Forward-Looking Statements

Certain statements contained herein are not based on historical fact and are “forward-looking statements” within the meaning of the applicable securities laws and regulations. Owing to the uncertainties inherent in forward-looking statements, actual results could differ materially from those stated here. Factors that could cause actual results to differ materially from those in the forward-looking statements include, but are not limited to, the impact on sales and profitability of consumer sentiment in this difficult economic environment, the Company’s success in efficiently expanding operations and capacity to meet growth, the Company’s success in efficiently and effectively integrating Tully’s and Timothy’s wholesale operations and capacity into its Specialty Coffee business unit, the Company’s success in introducing new product offerings, the ability of lenders to honor their commitments under the Company’s credit facility, competition and other business conditions in the coffee industry and food industry in general, fluctuations in availability and cost of high-quality green coffee, any other increases in costs including fuel, Keurig’s ability to continue to grow and build profits with its roaster partners in the At Home and Away from Home businesses, the impact of the loss of major customers for the Company or reduction in the volume of purchases by major customers, delays in the timing of adding new locations with existing customers, the successful completion of the acquisition of Diedrich Coffee, Inc. and subsequent integration, the Company’s level of success in continuing to attract new customers, sales mix variances, weather and special or unusual events, as well as other risks described more fully in the Company’s filings with the Securities and Exchange Commission. Forward-looking statements reflect management’s analysis as of the date of this press release. The Company does not undertake to revise these statements to reflect subsequent developments, other than in its regular, quarterly earnings releases.